Exhibit 23.1

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of MDJM Ltd. on Form F-1 of our report dated May 29, 2018, with respect to our audits of the consolidated financial statements of MDJM Ltd. and Subsidiaries as of December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ RBSM LLP

New York, NY

May 29, 2018